EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration No. 333-156601), Form S-8 (Registration No. 333-128256), Form S-8 (Registration No. 333-122701) and Form S-8 (Registration No. 333-75346) of The Phoenix Companies, Inc. of our report dated March 5, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

March 5, 2009